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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch International Equity Fund:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-44917 of our report dated July 10, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to use under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Princeton, New Jersey
August 28, 1997